EXHIBIT E




                            JOINT FILING AGREEMENT


          Pursuant to paragraph (iii) of Rule 13d-l(f) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13D to which this Agreement shall be attached as an exhibit, including all amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.

Dated:    September __, 1994

                         ETABLISSEMENTS DELHAIZE
                         FRERES ET CIE. "LE LION" S.A.


                         By: /s/ Gui de Vaucleroy
                             Name:   Gui de Vaucleroy
                             Title:  Chief Executive
                                     Officer and Chairman


                         DELHAIZE THE LION AMERICA, INC.


                         By: /s/ Gui de Vaucleroy
                             Name:   Gui de Vaucleroy
                             Title:  Chief Executive
                                     Officer and Chairman
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                             /s/ Tom E. Smith
                             Tom E. Smith



                             /s/ Ralph W. Ketner
                             Ralph W. Ketner
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